Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Indivior PLC of our report dated March 6, 2024 relating to the financial statements which appears in Indivior PLC’s Annual Report on Form 20-F for the year ended December 31, 2023 (No. 001-37835).

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

October 24, 2024